Exhibit 1

Transactions by the Reporting Persons in the Past 60 Days

The following table sets forth all unreported transactions with respect to the Common Stock effected in the last 60 days by or on behalf of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., Eastern time, on March 17, 2025. Unless otherwise indicated, all such transactions were effected in the open market.

Person Effecting the Transaction	Transaction Date	Nature of Transaction	Securities Purchased or Sold	Price per Share
Clients of GVIC	01/16/2025	Sale of Common Stock	70	$13.25(1)
Clients of GVIC	01/27/2025	Purchase of Common Stock	155	$13.58(1)
Clients of GVIC	02/04/2025	Purchase of Common Stock	35,392	$12.76(1)
Mr. Jeffrey Geygan	02/04/2025	Purchase of Common Stock	230	$12.79(1)
Mr. James Geygan	02/04/2025	Purchase of Common Stock	475	$12.79(1)
Ms. Geygan	02/04/2025	Purchase of Common Stock	195	$12.79(1)
Ms. Wilke	02/04/2025	Purchase of Common Stock	340	$12.79(1)
Mr. Rice	02/04/2025	Purchase of Common Stock	390	$12.79(1)
Clients of GVIC	02/05/2025	Purchase of Common Stock	13,050	$12.97(1)
Ms. Wilke	02/05/2025	Purchase of Common Stock	50	$12.97(1)
Clients of GVIC	02/06/2025	Purchase of Common Stock	7,840	$13.00(1)
Mr. James Geygan	02/06/2025	Purchase of Common Stock	436	$13.00(1)
Clients of GVIC	02/07/2025	Purchase of Common Stock	33,905	$12.98(1)
Mr. James Geygan	02/07/2025	Purchase of Common Stock	744	$13.00(1)
Ms. Wilke	02/07/2025	Purchase of Common Stock	240	$13.00(1)
Mr. Rice	02/07/2025	Purchase of Common Stock	250	$13.00(1)
Clients of GVIC	02/10/2025	Purchase of Common Stock	6,583	$12.95(1)
Clients of GVIC	02/11/2025	Purchase of Common Stock	1,818	$13.00(1)

Clients of GVIC	02/12/2025	Purchase of Common Stock	13,877	$12.96(1)
Ms. Wilke	02/12/2025	Purchase of Common Stock	295	$12.96(1)
Clients of GVIC	02/18/2025	Purchase of Common Stock	100	$13.00(1)
Clients of GVIC	02/19/2025	Purchase of Common Stock	13,780	$12.99(1)
Mr. Rice	02/19/2025	Purchase of Common Stock	1,030	$12.99(1)
Clients of GVIC	02/20/2025	Purchase of Common Stock	46,679	$12.85(1)
Mr. James Geygan	02/20/2025	Purchase of Common Stock	30	$12.85(1)
Clients of GVIC	02/21/2025	Purchase of Common Stock	29,165	$12.99(1)
Mr. Jeffrey Geygan	02/21/2025	Purchase of Common Stock	1,020	$12.99(1)
Ms. Geygan	02/21/2025	Purchase of Common Stock	515	$12.99(1)
Clients of GVIC	02/24/2025	Purchase of Common Stock	28,790	$12.99(1)
Mr. Jeffrey Geygan	02/24/2025	Purchase of Common Stock	4,210	$12.99(1)
Clients of GVIC	02/25/2025	Purchase of Common Stock	1,800	$13.00(1)
Clients of GVIC	02/26/2025	Purchase of Common Stock	13,500	$13.00(1)
Clients of GVIC	02/27/2025	Purchase of Common Stock	17,296	$13.00(1)
Clients of GVIC	02/28/2025	Purchase of Common Stock	7,100	$13.00(1)
Clients of GVIC	03/03/2025	Sale of Common Stock	185	$12.98(1)
Clients of GVIC	03/10/2025	Purchase of Common Stock	32,515	$12.86(1)

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(1) This transaction price represents the weighted-average price of the shares transacted on each respective day. Upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, the Reporting Persons will provide full information regarding the number of shares transacted at each separate price within the range set forth in this Statement.